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                                                                  EXHIBIT 5.1


                              SULLIVAN & WORCESTER
                             One Post Office Square
                          Boston, Massachusetts 02109





                                                                  May 2, 1994


Health and Rehabilitation Properties Trust
400 Centre Street
Newton, MA  02158

Ladies and Gentlemen:

         In connection with the registration by Health and Rehabilitation Properties Trust, a Maryland real estate investment trust (the "Company"), of 12,650,000 Common Shares of Beneficial Interest, $.01 per share, of the Company (the "Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 5.1 to the Company's Registration Statement (the "Registration Statement") on Form S-3, File No. 33-52875, under the Securities Act of 1933, as amended (the "Act").

         We have acted as counsel for the Company in connection with preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the draft U.S. Purchase Agreement among the Company and Merrill Lynch & Co., Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated and Smith Barney Shearson Inc., as representatives of the U.S. underwriters, filed as Exhibit 1.1 to the Registration Statement (the "U.S. Agreement"), the draft International Purchase Agreement among the Company and Merrill Lynch International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber International (U.K.) LTD., and Smith Barney Shearson Inc., as lead managers of the international managers, filed as Exhibit
1.2 to the Registration Statement (the "International Agreement"), corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We have further assumed that the Share price will be determined by the pricing committee of the Board of Trustees of the Company in accordance with the parameters established by the Board of Trustees.

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Health and Rehabilitation Properties Trust
May 2, 1994
Page 2


         We are members of the bar of The Commonwealth of Massachusetts. Accordingly, we do not purport to be expert on or generally familiar with and we express no opinion with respect to the laws of any state other than The Commonwealth of Massachusetts or of any country other than The United States of America. We have, with your consent, rendered our opinions herein in regard to certain matters of Maryland law relating to the Shares solely in reliance on, and solely to the extent covered by, the opinion of Piper & Marbury, a copy of which is attached hereto.

         Based on and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, upon issuance and delivery of certificates for the Shares to the underwriters against payment therefor in accordance with the determination of the pricing committee of the Board of Trustees and the terms of the U.S. Agreement and the International Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to the holders of the Shares except as described in the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by Form 8 dated July 30, 1991, and incorporated by reference into the Prospectuses forming a part of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectuses forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,



                                              SULLIVAN & WORCESTER